Pacific Select Fund NSAR 06-30-07
Exhibit 77Q1(b) Copy of text described in sub-item 77D


Amendments to Investment Practices


Resolution 1

Comstock and Mid-Cap Growth Portfolios

WHEREAS, Morgan Stanley Investment Management, Inc. doing business as Van Kampen ("Van Kampen"), portfolio manager of the Comstock and Mid-Cap Growth Portfolios of Pacific Select Fund (the "Fund") desires that the investment practice of each Portfolio be amended to allow the Portfolio to invest up to 15% of its total assets in real estate investment trusts ("REITs");

WHEREAS, VanKampen has stated that investment in REITs is not expected to be a principal investment strategy for the Portfolios; therefore it is

RESOLVED, that effective May 1, 2007, the investment practice of each of the Comstock and Mid-Cap Growth Portfolios of the Fund, be and hereby is, amended to allow each Portfolio to invest up to 15% of its total assets in REITs; and

RESOLVED, that the officers of the Fund are authorized and directed to take all action, to execute and deliver any instruments and documents, and to take all steps as they deem necessary or desirable in order to carry out the purpose and intent of the foregoing.


Resolution 2

Managed Bond and Inflation Managed Portfolios


WHEREAS, Pacific Investment Management Company LLC ("PIMCO"), portfolio manager of the Managed Bond and Inflation Managed Portfolios (each, a "Portfolio") of Pacific Select Fund (the "Fund") desires that the investment practice of each Portfolio be amended to allow the Portfolio to invest in loan assignments;

WHEREAS, PIMCO has stated that investment in loan assignments is not expected to be a principal investment strategy for the Portfolios; therefore it is

RESOLVED, that effective May 1, 2007, the investment practice of each Portfolio, be and hereby is, amended to allow the Portfolio to invest in loan assignments; and

RESOLVED, that the officers of the Fund are authorized and directed to take all action, to execute and deliver any instruments and documents, and to take all steps as they deem necessary or desirable in order to carry out the purpose and intent of the foregoing.


Resolution 3

Managed Bond Portfolio

WHEREAS, Pacific Investment Management Company LLC, the subadviser to the Managed Bond Portfolio, a series of Pacific Select Fund (the "Fund"), has requested that the Managed Bond Portfolio be permitted to invest in convertible bonds as a principal strategy; now therefore be it

RESOLVED, the investment policy of the Managed Bond Portfolio be, and it hereby is, amended to permit the Managed Bond Portfolio to invest in convertible bonds as a principal strategy; and

RESOLVED, that the officers of the Fund are authorized and directed to take all action, to execute and deliver any instruments and documents, and to take all steps as any of them may deem necessary or appropriate in order to carry out the purpose and intent of the foregoing resolution.


Resolution 4

Small-Cap Value Portfolio

WHEREAS, the Small-Cap Value Portfolio, a series of Pacific Select Fund (the "Fund"), currently has an investment policy to invest mainly in small-capitalization companies which the portfolio defines as those with market capitalizations of between $100 million to $2.5 billion; and

WHEREAS, NFJ Investment Group L.P., the subadviser to the Small-Cap Value Portfolio, desires that effective May 1, 2007, the Small-Cap Value Portfolio's investment policy be amended to increase the top end of that capitalization range to $3.0 billion; now therefore be it

RESOLVED, that the capitalization range of the Small-Cap Value Portfolio be, and hereby is, effective May 1, 2007, $100 million to $3.0 billion; and

RESOLVED, that the officers of the Fund are authorized and directed to take all action, to execute and deliver any instruments and documents, and to take all steps as any of them may deem necessary or appropriate in order to carry out the purpose and intent of the foregoing resolution.


Resolution 5

High Yield Bond Portfolio

WHEREAS, the High Yield Bond Portfolio, a series of Pacific Select Fund (the "Fund"), currently may invest in preferred stocks and bonds of foreign issuers that are denominated only in U.S. dollars; and

WHEREAS, Pacific Life Insurance Company ("Pacific Life"), the investment adviser to the High Yield Bond Portfolio, desires that effective May 1, 2007, the High Yield Bond Portfolio's investment policies be amended to allow investment in preferred stocks and bonds of foreign issuers denominated in U.S. dollars and foreign currencies; and

WHEREAS, these investments are not expected to exceed, on a regular basis, 10% of total assets of the High Yield Bond Portfolio; and

RESOLVED, that the High Yield Bond Portfolio be, and hereby is, effective May 1, 2007, permitted to invest in preferred stocks and bonds of foreign issuers denominated in U.S. dollars and foreign currencies, which is not expected to exceed 10% of total assets on a regular basis; and


Resolution 6

High Yield Bond Portfolio

WHEREAS, the High Yield Bond Portfolio currently has the ability to invest in leveraged loans generally up to 5% of its net assets; now therefore be it

WHEREAS, Pacific Life desires that effective May 1, 2007, the High Yield Bond Portfolio's investment policies be amended to increase its ability to invest in leveraged loans; and

WHEREAS, these investments are not expected to exceed, on a regular basis, 10% of total assets of the High Yield Bond Portfolio; now therefore be it

RESOLVED, that the High Yield Bond Portfolio be, and hereby is, effective May 1, 2007, permitted to increase its ability to invest in leveraged loans, which is not expected to exceed 10% of total assets on a regular basis; and further

RESOLVED, that the officers of the Fund are authorized and directed to take all action, to execute and deliver any instruments and documents, and to take all steps as any of them may deem necessary or appropriate in order to carry out the purpose and intent of the foregoing resolution.